Exhibit 5.1

August 7, 2013

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

K. Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

Ladies and Gentlemen:

We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and to K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of Hovnanian and a California corporation (“K. Hovnanian”), and to certain other subsidiaries of Hovnanian (together with K. Hovnanian, the “Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Hovnanian, K. Hovnanian and the other Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Class A Common Stock of Hovnanian, par value $.01 per share (the “Class A Common Stock”), including the associated rights (each a “Right”) to purchase Series B Junior Preferred Stock, par value $0.01 per share (the “Preferred Shares”, and together with the Class A Common Stock, the “Common Stock”), which Rights initially will trade together with the Class A Common Stock and will be evidenced by certificates for shares of Class A Common Stock; (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of Hovnanian, par value $.01 per share (“Preferred Stock”), which may be issued in the form of depositary shares evidenced by the depositary receipts (the “Depositary Shares”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) warrants to purchase Depositary Shares (the “Depositary Shares Warrants” and together with the Common Stock Warrants and the Preferred Stock Warrants, the “Equity Warrants”); (vi) unsecured debt securities of Hovnanian, which may be senior (“Hovnanian Senior Debt Securities”), senior subordinated (“Hovnanian Senior Subordinated Debt Securities”) or subordinated (“Hovnanian Subordinated Debt Securities”, and together with the Hovnanian Senior Debt Securities and the Hovnanian Senior Subordinated Debt Securities, the “Hovnanian Debt Securities”); (vii) warrants to purchase Hovnanian Debt Securities (the “Hovnanian Debt Security Warrants”); (viii) unsecured debt securities of K. Hovnanian, which may be senior (the “K. Hovnanian Senior Debt Securities”), senior subordinated (“K. Hovnanian Senior Subordinated Debt Securities”) or subordinated (“K. Hovnanian Subordinated Debt Securities”, and together with the K. Hovnanian Senior Debt Securities and the K. Hovnanian Senior Subordinated Debt Securities, the “K. Hovnanian Debt Securities”, and together with the Hovnanian Debt Securities, the “Debt Securities”) which, in each case, will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Debt Guarantee”); (ix) warrants to purchase K. Hovnanian Debt Securities (the “K. Hovnanian Debt Security Warrants”, and together with the Hovnanian Debt Security Warrants, the “Debt Security Warrants”), which will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Warrant Guarantee”); (x) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Subsidiary Debt Guarantees”, and together with the Hovnanian Debt Guarantee, the “Debt

Guarantees”); (xi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Security Warrants and the Equity Warrants (the “Subsidiary Warrant Guarantees”, and together with the Hovnanian Warrant Guarantee, the “Warrant Guarantees”, and the Warrant Guarantees together with the Debt Guarantees, the “Guarantees”); (xii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (xiii) units consisting of one or more of any of the Debt Securities, Securities Warrants (as defined below), Purchase Contracts, Preferred Stock, Depositary Shares or Common Stock (the “Units”); (xiv) Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Debt Guarantees that may be issued upon exercise or settlement of Securities Warrants, Purchase Contracts or Units, or that may be issued upon exchange or conversion of Debt Securities, whichever is applicable; and (xv) shares of Common Stock (the “Selling Shareholder Shares”) to be offered for sale by the selling shareholders named in the Registration Statement (collectively, the “Selling Shareholders”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Purchase Contracts, the Units, the Securities Warrants and the Guarantees are hereinafter referred to collectively (together with any additional securities that may be issued by Hovnanian, K. Hovnanian and/or the Subsidiary Guarantors pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act)) as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

The Preferred Shares will be issued pursuant to the Rights Agreement dated as of August 14, 2008 (the “Rights Agreement”), between Hovnanian and National City Bank, as Rights Agent (the “Rights Agent”), until the Expiration Date (as defined in the Rights Agreement).

The Hovnanian Senior Debt Securities and the Subsidiary Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “Hovnanian Senior Indenture”), among Hovnanian, Wilmington Trust Company (the “Hovnanian Senior Trustee”) and such Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Senior Subordinated Debt Securities and the Subsidiary Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “Hovnanian Senior Subordinated Indenture”), among Hovnanian, Wilmington Trust Company (the “Hovnanian Senior Subordinated Trustee”) and such Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Subordinated Debt Securities and the Subsidiary Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “Hovnanian Subordinated Indenture”), among Hovnanian, Wilmington Trust Company (the “Hovnanian Subordinated Trustee”, and together with the Hovnanian Senior Trustee and the Hovnanian Senior Subordinated Trustee, the “Hovnanian Trustees”) and such Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Senior Indenture, the Hovnanian Senior Subordinated Indenture and the Hovnanian Subordinated Indenture are hereinafter referred to collectively as the “Hovnanian Indentures”.

The K. Hovnanian Senior Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees thereof, if applicable, will be issued under (i) an Indenture dated as of February 14, 2011 (the “2011 K. Hovnanian Senior Base

Indenture”), among K. Hovnanian, Hovnanian and Wilmington Trust Company (the “2011 K. Hovnanian Senior Trustee”), as supplemented by a supplemental indenture (the “2011 K. Hovnanian Senior Supplemental Indenture”), to be entered into among K. Hovnanian, Hovnanian, the 2011 K. Hovnanian Senior Trustee and such Subsidiary Guarantors as shall be named therein, if applicable (as supplemented, the “2011 K. Hovnanian Senior Indenture”), (ii) an Indenture dated as of August 8, 2005 (the “2005 K. Hovnanian Senior Base Indenture”), among K. Hovnanian, Hovnanian, the other guarantors named therein and Deutsche Bank National Trust Company, as successor trustee (the “2005 K. Hovnanian Senior Trustee”), as supplemented by a supplemental indenture (the “2005 K. Hovnanian Senior Supplemental Indenture”), to be entered into among K. Hovnanian, Hovnanian, the 2005 K. Hovnanian Senior Trustee and such Subsidiary Guarantors as shall be named therein, if applicable (as supplemented, the “2005 K. Hovnanian Senior Indenture”) or (iii) an Indenture dated as of November 3, 2003 (the “2003 K. Hovnanian Senior Base Indenture,” and together with the 2011 K. Hovnanian Senior Base Indenture and the 2005 K. Hovnanian Senior Base Indenture, the “K. Hovnanian Senior Base Indentures”) among K. Hovnanian, Hovnanian and Deutsche Bank National Trust Company, as successor trustee (the “2003 K. Hovnanian Senior Trustee,” and together with the 2011 K. Hovnanian Senior Trustee and the 2005 K. Hovnanian Senior Trustee, the “K. Hovnanian Senior Trustees” ), as supplemented by the Seventh Supplemental Indenture dated as of June 12, 2006 (the “Seventh Supplemental Indenture”) among K. Hovnanian, Hovnanian, the other guarantors named therein and the 2003 K. Hovnanian Senior Trustee, as further supplemented by a supplemental indenture

(the “2003 K. Hovnanian Senior Supplemental Indenture,” and together with the 2011 K. Hovnanian Senior Supplemental Indenture and the 2005 K. Hovnanian Senior Supplemental Indenture, the “K. Hovnanian Senior Supplemental Indentures”) to be entered into among K. Hovnanian, Hovnanian, the 2003 K. Hovnanian Senior Trustee and such Subsidiary Guarantors as shall be named therein, if applicable (as supplemented, the “2003 K. Hovnanian Senior Indenture,” and together with the 2011 K. Hovnanian Senior Indenture and the 2005 K. Hovnanian Senior Indenture, the “K. Hovnanian Senior Indentures”).

The K. Hovnanian Senior Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees thereof, if applicable, will be issued under an Indenture dated as of February 9, 2011 (the “K. Hovnanian Senior Subordinated Base Indenture”, and together with the K. Hovnanian Senior Base Indentures, the “K. Hovnanian Base Indentures”), among K. Hovnanian, Hovnanian and Wilmington Trust Company (the “K. Hovnanian Senior Subordinated Trustee”), as supplemented by a supplemental indenture (the “K. Hovnanian Senior Subordinated Supplemental Indenture”, and together with the K. Hovnanian Senior Supplemental Indentures, the “K. Hovnanian Supplemental Indentures”), to be entered among K. Hovnanian, Hovnanian, the K. Hovnanian Senior Subordinated Trustee and such Subsidiary Guarantors as shall be named therein, if applicable (as supplemented, the “K. Hovnanian Senior

Subordinated Indenture”). The K. Hovnanian Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees thereof, if applicable, will be issued under an Indenture, as supplemented by a supplemental indenture (the “K. Hovnanian Subordinated Indenture”), among K. Hovnanian, Hovnanian, Wilmington Trust Company (the “K. Hovnanian Subordinated Trustee” and together with the K. Hovnanian Senior Trustees and the K. Hovnanian Senior Subordinated Trustee, the “K. Hovnanian Trustees” and each a “K. Hovnanian Trustee”), and such Subsidiary Guarantors as shall be named therein, if applicable. The K. Hovnanian Senior Indentures, the K. Hovnanian Senior Subordinated Indenture and the K. Hovnanian Subordinated Indenture are hereinafter collectively referred to as the “K. Hovnanian Indentures”. The Hovnanian Indentures and the K. Hovnanian Indentures are hereinafter collectively referred to as the “Indentures” and each an “Indenture” and the Hovnanian Trustees and the K. Hovnanian Trustees are hereinafter collectively referred to as the “Trustees” and each a “Trustee”.

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) between Hovnanian and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Depositary Shares will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”), between Hovnanian and such depositary as shall be named therein (the “Depositary”).

Units that include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Equity Units”) may be issued pursuant to one or more unit agreements (each, an “Equity Unit Agreement”) between Hovnanian, K. Hovnanian, if applicable, and such unit agent as shall be named therein (each, an “Equity Unit Agent”). Units that do not include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Non-Equity Units”) may be issued pursuant to one or more unit agreements (each, a “Non-Equity Unit Agreement” and together with the Equity Unit Agreements, the “Unit Agreements”) between Hovnanian, K. Hovnanian, if applicable, and such unit agent as shall be named therein (each, a “Non-Equity Unit Agent” and together with the Equity Unit Agents, the “Unit Agents”).

The Equity Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants”. The Securities Warrants and the Warrant Guarantees thereof (including in the case of the K. Hovnanian Debt Securities Warrants, the Hovnanian Warrant Guarantee), if applicable, will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between Hovnanian and/or K. Hovnanian, as applicable, the Subsidiary Guarantors, if applicable, and such warrant agent as shall be named therein (the “Warrant Agent”). Each party to a Warrant Agreement other than Hovnanian, K. Hovnanian or the Subsidiary Guarantors is referred to hereinafter as a “Counterparty”.

We have examined the Registration Statement, a form of share certificate for the Common Stock, the Rights Agreement, the K. Hovnanian Base Indentures, the forms of the Hovnanian Indentures, the form of the K. Hovnanian Subordinated Indenture, the form of Deposit Agreement and the form of Depositary Shares, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Hovnanian, K. Hovnanian and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) the Rights Agreement is the valid and legally binding obligation of the Rights Agent thereunder; (2) each of the K. Hovnanian Base Indentures is the valid and legally binding obligation of the K. Hovnanian Trustee thereunder; (3) at the time of execution, authentication, issuance and delivery of the Debt Securities, each of the Hovnanian Indentures, the K. Hovnanian Supplemental Indentures and the K. Hovnanian Subordinated Indenture, will be the valid and legally binding obligation of the Trustee thereunder; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (5) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (6) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; and (7) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that (1) the delivery and performance by Hovnanian under the Preferred Shares do not and will not violate any applicable laws and (2) at the time of issuance of the Rights, there will be sufficient shares of preferred stock authorized under Hovnanian’s Restated Certificate of Incorporation and not otherwise reserved for issuance.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery, as applicable, of the Hovnanian Indentures and the Hovnanian Debt Securities and the Subsidiary Debt Guarantees, if applicable, the Hovnanian Indentures will have been duly authorized, executed and delivered by Hovnanian and the Subsidiary Guarantors, if applicable, in accordance with all applicable laws and (2) the execution, delivery and performance by Hovnanian and the Subsidiary Guarantors, if applicable, of the Hovnanian Indentures, the Hovnanian Debt Securities and the Subsidiary Debt Guarantees, if applicable, will not violate any applicable laws.

We have assumed further that (1) K. Hovnanian and the Subsidiary Guarantors, as applicable, have duly authorized, executed and delivered the K. Hovnanian Senior Base Indentures and the Seventh Supplemental Indenture in accordance with all applicable laws,

(2) at the time of execution, authentication, issuance and delivery, as applicable, of the K. Hovnanian Senior Supplemental Indentures, the K. Hovnanian Senior Debt Securities, the Hovnanian Debt Guarantee and Subsidiary Debt Guarantees thereof, if applicable, the K. Hovnanian Senior Supplemental Indentures will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, in accordance with all applicable laws and (3) the execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of the K. Hovnanian Senior Indentures, the K. Hovnanian Senior Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees thereof, if applicable, do not and will not violate any applicable laws.

We have assumed further that (1) K. Hovnanian has duly authorized, executed and delivered the K. Hovnanian Senior Subordinated Base Indenture in accordance with all applicable laws, (2) at the time of execution, authentication, issuance and delivery, as applicable, of the K. Hovnanian Senior Subordinated Supplemental Indenture, the K. Hovnanian Senior Subordinated Debt Securities, the Hovnanian Debt Guarantee and Subsidiary Debt Guarantees thereof, if applicable, the K. Hovnanian Senior Subordinated Supplemental Indenture will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors,

if applicable, in accordance with all applicable laws and (3) the execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of the K. Hovnanian Senior Subordinated Indenture, the K. Hovnanian Senior Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees thereof, if applicable, do not and will not violate any applicable laws.

We have assumed further that (1) at the time of the execution, authentication, issuance and delivery, as applicable, of the K. Hovnanian Subordinated Indenture, the K. Hovnanian Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees thereof, if applicable, the K. Hovnanian Subordinated Indenture will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, in accordance with all applicable laws and (2) the execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of the K. Hovnanian Subordinated Indenture, the K. Hovnanian Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Subsidiary Debt Guarantees, if applicable, will not violate any applicable laws.

We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by Hovnanian.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the Subsidiary Warrant Guarantees, and/or the Hovnanian Warrant Guarantee, if applicable, the related Warrant Agreements will have been duly authorized, executed and delivered by Hovnanian and/or K. Hovnanian, as applicable, and the Subsidiary Guarantors, if applicable, in accordance with all applicable laws and (2) the execution, delivery and performance by Hovnanian, and/or K. Hovnanian, as applicable, and the Subsidiary Guarantors, if applicable, of such Warrant Agreements, Warrants and Warrant Guarantees, if applicable, will not violate any applicable laws.

We have assumed further that at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by Hovnanian.

We have assumed further that (1) at the time of execution, authentication (as applicable), issuance and delivery of the Units, the related Unit Agreements will have been duly authorized, executed and delivered by Hovnanian and/or K. Hovnanian, as applicable, in accordance with all applicable laws and (2) the execution, delivery and performance by Hovnanian and/or K. Hovnanian, as applicable, of such Unit Agreements and the Units, will not violate any applicable laws.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock to be issued and sold by Hovnanian, assuming (a) the taking by the Board of Directors of Hovnanian or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Hovnanian Board”) of all necessary corporate action to authorize and approve the issuance of the Class A Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of (i) the Class A Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and (ii) the Rights attached thereto in accordance with the provisions of the Rights Agreement, (1) the Class A Common Stock to be issued and sold by Hovnanian will be validly issued, fully paid and nonassessable and (2) the Rights attached to such Class A Common Stock will constitute valid and legally binding obligations of Hovnanian, enforceable against Hovnanian in accordance with their terms.

2. With respect to the Preferred Stock, assuming (a) the taking by the Hovnanian Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations related thereto and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Hovnanian Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Hovnanian Debt Securities, the terms of the offering thereof and related matters by the Hovnanian Board or duly authorized officers of Hovnanian (the “Hovnanian Authorized Officers”) and (b) the due execution, authentication, issuance and delivery of such Hovnanian Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the Hovnanian Authorized Officers and otherwise in accordance with the provisions of the applicable Hovnanian Indenture and such agreement, such Hovnanian Debt Securities will constitute valid and legally binding obligations of Hovnanian enforceable against Hovnanian in accordance with their terms.

4. With respect to the K. Hovnanian Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any K. Hovnanian Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of K. Hovnanian, a duly constituted and acting committee of such Board of Directors or duly authorized officers of K. Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the “K. Hovnanian Board”) and (b) the due execution, authentication, issuance and delivery of such K. Hovnanian Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the K. Hovnanian Board and otherwise in accordance with the provisions of the applicable K. Hovnanian Indenture and such agreement, such K. Hovnanian Debt Securities will constitute valid and legally binding obligations of K. Hovnanian enforceable against K. Hovnanian in accordance with their terms.

5. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and related matters by the Hovnanian Board or the Hovnanian Authorized Officers, as applicable, and by the Board of Directors of each Subsidiary Guarantor, as applicable, a duly constituted and acting committee of such Board of Directors of each Subsidiary Guarantor, as applicable, or duly authorized officers of each Subsidiary Guarantor, as applicable (each such Board of Directors, committee or authorized officers being referred to herein as a “Subsidiary Guarantor Board”), (b) the due execution, authentication, issuance and delivery of the Debt Securities and Securities Warrants, as applicable, the obligations of which are guaranteed by such Subsidiary Guarantors, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, or the Hovnanian Authorized Officers, as applicable, and each Subsidiary Guarantor Board, as applicable, and otherwise in accordance with the provisions of the applicable Indenture, Warrant Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of Hovnanian and the Subsidiary Guarantors, as applicable, enforceable against the Hovnanian and the Subsidiary Guarantors, as applicable, in accordance with their terms.

6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Hovnanian Board to authorize and approve the execution and delivery of a related Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement, the terms of the offering thereof and related matters by the Hovnanian Board, and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of Hovnanian enforceable against Hovnanian in accordance with their terms.

7. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Hovnanian Board or, in the case of Debt Security Warrants, the Hovnanian Authorized Officers, as applicable, or the K. Hovnanian Board, as applicable, to authorize and approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or, in the case of Debt Security Warrants, the Hovnanian Authorized Officers, as applicable, or the K. Hovnanian Board, as applicable, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of Hovnanian or K. Hovnanian, as applicable, enforceable against Hovnanian or K. Hovnanian, as applicable, in accordance with their terms.

8. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Hovnanian Board to authorize and approve (1) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (2) the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

9. With respect to the Non-Equity Units, assuming (a) the taking of all necessary corporate action by the Hovnanian Board or the Hovnanian Authorized Officers, as applicable, or the K. Hovnanian Board, as applicable, to authorize and approve (1) the issuance and terms of the Non-Equity Units, the terms of the offering thereof and related matters, (2) the execution and delivery of a related Non-Equity Unit Agreement in the form to be filed as an exhibit to the Registration Statement and (3) the issuance and terms the Securities that are a component part of the Non-Equity Units, the terms of the offering thereof and related matters and (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of the Non-Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the Hovnanian Authorized Officers, as applicable, or the K. Hovnanian Board, as applicable, and otherwise in accordance with the provisions of the applicable Non-Equity Unit Agreement and such agreement, such Non-Equity Units will constitute valid and legally binding obligations of Hovnanian or K. Hovnanian, as applicable, enforceable against Hovnanian or K. Hovnanian, as applicable, in accordance with their terms.

10. With respect to the Equity Units, assuming (a) the taking of all necessary corporate action by the Hovnanian Board and the K. Hovnanian Board, as applicable, to authorize and approve (1) the issuance and terms of the Equity Units, the terms of the offering thereof and related matters, (2) the execution and delivery of a related Equity Unit Agreement in the form to be filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Securities that are a component part of the Equity Units, the terms of the offering thereof and related matters, (b) the due filing of a Certificate of Designations establishing the terms of any Preferred Stock that is a component of the Equity Unit and (c) the due execution, countersignature, issuance and delivery of each Security that is a component of the Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the K. Hovnanian Board, as applicable, and otherwise in accordance with the provisions of the applicable Equity Unit Agreement and such agreement, such Equity Units will constitute valid and legally binding obligations of Hovnanian or K. Hovnanian, as applicable, enforceable against Hovnanian or K. Hovnanian, as applicable, in accordance with their terms.

Our opinions set forth in paragraphs 1 with respect to the Rights and 3 through 10 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In addition, with respect to our opinion set forth in paragraph 1 above and the Rights and the Rights Agreement, (i) we do not address the determination a court of competent jurisdiction may make regarding whether the Hovnanian Board would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we assume that the members of the Hovnanian Board acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement, and (iii) we address the Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of the Rights Agreement or of the Rights issued thereunder would result in invalidating such Rights Agreement or Rights in their entirety.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Federal Law of the United States and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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